                                                                    Exhibit 99.4

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              MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

                               MERRILL LYNCH BANK, USA
                                        Purchaser

                          COUNTRYWIDE HOME LOANS, INC.
                                   Seller and Servicer

                          Dated as of November 1, 2004

        Conventional Fixed and Adjustable Rate "A" Quality Mortgage Loans [_________________________________________________________ 2004]
                                   First Liens

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                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
SECTION  1. Definitions............................................................................     1
[SECTIONS 2 THROUGH 10 HAVE BEEN INTENTIONALLY OMITTED]
SECTION 11. Seller's Servicing Obligations ........................................................    34
SECTION 12. Removal of Mortgage Loans from Inclusion under This Agreement Upon a
            Whole Loan Transfer or a Pass-Through Transfer on One or
            More Reconstitution Dates..............................................................    34
SECTION 13. The Seller.............................................................................    36
SECTION 14. Default................................................................................    38
SECTION 15. Termination............................................................................    40
SECTION 16. Successor to the Seller ...............................................................    40
[SECTIONS 17 THROUGH 32 HAVE BEEN INTENTIONALLY OMITTED]

                                       ii
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                                    EXHIBITS

EXHIBIT 1       [INTENTIONALLY OMITTED]
EXHIBIT 2       [INTENTIONALLY OMITTED]
EXHIBIT 3       [INTENTIONALLY OMITTED]
EXHIBIT 4       [INTENTIONALLY OMITTED]
EXHIBIT 5       [INTENTIONALLY OMITTED]
EXHIBIT 6       [INTENTIONALLY OMITTED]
EXHIBIT 7       [INTENTIONALLY OMITTED]
EXHIBIT 8       SERVICING ADDENDUM
EXHIBIT 9       [INTENTIONALLY OMITTED]

SCHEDULE I [INTENTIONALLY OMITTED]

              MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

            This is a MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the "Agreement"), dated as of November 1, 2004, by and between Merrill Lynch Bank, USA, having an office at 4 World Financial Center, 9th floor, New York, New York 10080 (the "Initial Purchaser", and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the "Purchaser") and Countrywide Home Loans, Inc., having an office at 4500 Park Granada, Calabasas, California 91302 (the "Seller").

                              W I T N E S S E T H :

            WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain conventional fixed and adjustable rate residential first lien mortgage loans, (the "Mortgage Loans") as described herein on a servicing-retained basis, and which shall be delivered in groups of whole loans on various dates as provided in the related Trade Confirmation (each, a "Closing Date");

            WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Final Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I;

            WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

            WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer in a whole loan or participation format or a public or private mortgage-backed securities transaction;

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

            SECTION 1. Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

            Agreement: This Master Mortgage Loan Purchase and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

            Closing Date: The date or dates on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Final Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Custodial Account: One or more accounts created and maintained pursuant to Exhibit 8, which accounts shall be held as a special deposit by the depository institution maintaining such accounts in a fiduciary capacity, separate and apart from its funds or general assets and shall not be held in any capacity that would create a debtor-creditor relationship between the depository institution maintaining the accounts and the Seller or Purchaser.

            Escrow Account: One or more accounts created and maintained pursuant to Exhibit 8.


            Event of Default: Any one of the events enumerated in Subsection 14.01.

            FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

            Final Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed hereto as Schedule I (or a supplement thereto) on each Closing Date for the Mortgage Loan Package delivered on such Closing Date in both hard copy and floppy disk, such schedule setting forth the following information with respect to each Mortgage Loan in the Mortgage Loan Package:

            (1) the Seller's Mortgage Loan identifying number; the Mortgagor's first and last name;

            (2)   the street address of the Mortgaged Property including

            (3)   the state and zip code;

            (4) a code indicating whether the Mortgaged Property is owner-occupied;

            (5) the type of Residential Dwelling constituting the Mortgaged Property;

            (6)   the original months to maturity;

            (7) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

            (8) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio, if applicable, at origination;

            (9) the Mortgage Interest Rate in effect immediately following the Cut-off Date;

            (10) the date on which the first Monthly Payment was due on the Mortgage Loan;

            (11)  the stated maturity date;

            (12)  the amount of the Monthly Payment at origination;

            (13)  the amount of the Monthly Payment as of the Cut-off Date;

            (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

            (15)  the original principal amount of the Mortgage Loan;

            (16) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

            (17) with respect to each Adjustable Rate Mortgage Loan, the first Mortgage Interest Rate Adjustment Date and the number of months between each Adjustment Date thereafter;

            (18) with respect to each Adjustable Rate Mortgage Loan, the number of days prior to the origination date and each Adjustment Date thereafter, whereby the Index is determined;

            (19) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

            (20) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

            (21) with respect to each Adjustable Rate Mortgage Loan, the Initial Rate Cap;

            (22) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

            (23) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

            (24) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

            (25)  the Mortgage Interest Rate at origination;

            (26) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

            (27) with respect to each Adjustable Rate Mortgage Loan, the Index and the number of decimal places to which the Index is rounded;

            (28) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

            (29) a code indicating the documentation style (i.e., full, alternative or reduced);

            (30) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy;

            (31) a code indicating whether the Mortgage Loan is a Buydown Mortgage Loan;

            (32) a code indicating the product type of the Mortgage Loan (e.g., 3/1, 5/1, 7/1, 10/1, 15 year fixed, 30 year fixed, 15/30 balloon, etc.);

            (33) code indicating whether the Mortgage Loan is subject to a Prepayment Charge and the term of such Prepayment Charge;

            (34)  the Appraised Value of the Mortgaged Property;

            (35)  the sale price of the Mortgaged Property, if applicable;

            (36) a code indicating whether the Mortgaged Property is subject to a second lien at origination of the First Lien Mortgage Loan;

            (37)  the Credit Score of the Mortgagor;

            (38)  the Mortgagor's debt to income ratio;

            (39)  the risk grade for each Mortgage Loan;

            (40) with respect to each Adjustable Rate Mortgage Loan, the date on which the Monthly Payment is changed to the extent that it is different than the Adjustment Date; and

            (41) with respect to each Adjustable Rate Mortgage Loan, to the extent that such Mortgage Loan is an interest only loan, the number of months/years whereby the scheduled payment payable by a Mortgagor under the related Mortgage Note on each Due Date includes only interest payments.

With respect to the Mortgage Loan Package in the aggregate, the Final Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date:

            (42)  the number of Mortgage Loans;

            (43)  the current principal balance of the Mortgage Loans;

            (44) the weighted average Mortgage Interest Rate of the Mortgage Loans; and

            (45)  the weighted average maturity of the Mortgage Loans.

Schedule I hereto shall be supplemented as of each Closing Date to reflect the addition of the Final Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            FNMA: Fannie Mae or any successor thereto.

            Initial Purchaser: Merrill Lynch Bank, USA, or any successor.

            MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto. MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

            MERS System: The system of recording transfers of mortgages electronically maintained by MERS

            Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Trade Confirmation.

            Mortgage Loan: Each first lien, residential mortgage loan, sold, assigned and transferred to the Purchaser pursuant to this Agreement and the related Trade Confirmation and identified on the Final Mortgage Loan Schedule annexed to this Agreement on such Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance

Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

            Mortgage Loan Documents: The following documents:

            (1) The original Mortgage Note endorsed, "Pay to the order of ------------------------------, without recourse" and signed in the name of the Seller by an authorized officer of the Seller. If the Mortgage Loan was acquired by the Seller in a merger or other type of acquisition, the endorsement must be by "[Seller], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by "[Seller], successor in interest to [previous name]." The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the Seller;

            (2) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage certified by the Seller to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

            (3) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage, executed in blank. If the Mortgage Loan was acquired by the Seller in a merger or other type of acquisition, the assignment must be by "[Seller], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the assignment must be by "[Seller], successor in interest to [previous name]";

            (4) The original policy of title insurance (or a preliminary title report if the original title insurance policy has not been received from the title insurance company);

            (5) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located;

            (6) With respect to a Mortgage Loan that, according to the Final Mortgage Loan Schedule is covered by a primary mortgage insurance policy, the original or a copy of the policy of primary mortgage insurance; and

            (7) Originals of all assumption and modification agreements, if any.

            Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

            Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

            Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

            Preliminary Servicing Period: With respect to any Mortgage Loans, the period commencing on the related Closing Date and ending on the date the Seller enters into Reconstitution Agreements which amend or restate the servicing provisions of this Agreement.

            Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 12.

            Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12 hereof.

            Servicing Addendum: The terms and conditions attached hereto as
Exhibit 8 which will govern the servicing of the Mortgage Loans by Seller during the Preliminary Servicing Period.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

            SECTION 11. Seller's Servicing Obligations. The Seller, as independent contract servicer, shall service and administer the Mortgage Loans during the Preliminary Servicing Period in accordance with the terms and provisions set forth in the Servicing Addendum attached as Exhibit 8, which Servicing Addendum is incorporated herein by reference.

            SECTION 12. Removal of Mortgage Loans from Inclusion under This Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates.

            The Seller and the Initial Purchaser agree that with respect to some or all of the Mortgage Loans, the Initial Purchaser may effect no more than three (3) of either:

Whole Loan Transfers; and/or Pass-Through

            (1)   Transfers.

            (2) With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Initial Purchaser, the Seller agrees:

            (1) to cooperate reasonably with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as the Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information reasonably requested by such purchasers;

            (2) to execute all Reconstitution Agreements provided that (i)
                  such Reconstitution Agreements are reasonably acceptable to the Seller, and (ii) each of the Seller and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein, and (iii) such Reconstitution Agreements do not materially diminish Seller' rights or materially increase the Seller's responsibilities as stated in this Agreement;

            (3) with respect to any Whole Loan Transfer or Pass-Through Transfer, the Seller shall make the representations and warranties regarding the Seller if such Whole Loan Transfer or Pass-Through Transfer occurs within 12 months of the related Closing Date;

            (4) to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its financial condition and its most recently publicly disclosed mortgage loan delinquency, foreclosure and loss experience as shall be requested by the Purchaser and any additional information which the Seller is capable of providing without unreasonable effort or expense and the Seller shall indemnify and hold harmless the Purchaser, each affiliate designated by the Purchaser and each person who controls the Purchaser or such affiliate from and against any and all losses, claims, damages and liabilities arising from, with respect to information provided by the Seller pursuant to this Section 12, information on the Final Mortgage Loan Schedule and information that is otherwise correctly derived from or based on such Final Mortgage Loan Schedule (collectively, the "Seller Information"), any untrue statement or alleged untrue statement of a material fact contained in the Seller Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, the Seller shall not indemnify the Purchaser for any error, omission, misstatement, or other errors in Seller Information that are attributable to or caused by the Purchaser or its agents; provided further, that the Purchaser, shall indemnify and hold harmless the Seller, each affiliate designated by the Seller and each person who controls the Seller or such affiliate from and against any and all losses, claims, damages and liabilities arising from, with respect to information that is not Seller Information, any untrue statement or alleged untrue statement of a material fact contained in any information in the related offering documents, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;;

            (5) to deliver to the Purchaser and to any Person designated by the Purchaser, at the Purchaser's expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause 4 above as shall be reasonably requested by the Purchaser;

            (6) to deliver to the Purchaser, and to any Person designated by the Purchaser, such documents and Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Purchaser to be necessary in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, such Opinions of Counsel for a Pass-Through Transfer to be in the form reasonably acceptable to the Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-

                  Through Transfer, as the case may be, shall be the responsibility of the Purchaser;

            (7) to negotiate and execute one or more subservicing agreements between the Seller and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by the Purchaser after reasonable consultation with the Seller provided that the Seller is given a reasonable opportunity to review and reasonably negotiate such subservicing agreements and such subservicing agreements do not materially diminish the Seller's rights or materially increase the Seller's responsibilities as stated in this Agreement and/or one or more custodial and servicing agreements among the Purchaser, the Seller and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Purchaser after reasonable consultation with the Seller, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization; and

            (8) in connection with any securitization of any Mortgage Loans, to execute a pooling and servicing agreement, provided that such pooling and servicing agreement does not materially diminish the Seller' rights or materially increase the Seller's responsibilities as stated in this Agreement.

            All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced for the remainder of the Preliminary Servicing Period in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

            SECTION 13. The Seller.

            Subsection 13.01. Additional Indemnification by the Seller.

            In addition to the indemnification provided in Subsection 7.03, the Seller shall indemnify the Purchaser and hold the Purchaser harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement. Notwithstanding the foregoing, the Purchaser shall indemnify the Seller and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Seller may sustain in any way related to (a) actions or inactions of the Seller which were taken or omitted upon the instruction or direction of the Purchaser, or (b) the failure of the Purchaser to perform its obligations under this Agreement, including the provisions of Subsection 13.03.

            Subsection 13.02. Merger or Consolidation of the Seller.

            The Seller shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of any of the Mortgage Loans, and to enable the Seller to perform its duties under this Agreement.

            Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by the FDIC or a company whose business is the origination and servicing of mortgage loans, shall be a FNMA or FHLMC approved seller/servicer and shall satisfy any requirements of Section 16 with respect to the qualifications of a successor to the Seller.

            Subsection 13.03. Limitation on Liability of the Seller and Others.

            Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. To the extent the Purchaser records with the recording office an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide the Seller with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the proper department or person at the Seller, designated in writing from the Seller to the Purchaser, receives such notice; and (ii) immediately complete, sign and return to the Seller any document reasonably requested by the Seller to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by the Seller. The Purchaser further agrees that the Seller shall have no liability for the Purchaser's failure to comply with subsections (i) or (ii) in the foregoing sentence. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, and the Seller shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Seller's indemnification under Subsections 7.03 or 13.01.

            Subsection 13.04. Seller Not to Resign.

            The Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller in which event the Seller may resign as servicer. Any such determination permitting the resignation of the Seller as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance reasonably acceptable to the Purchaser and which shall be provided at the cost of the Seller. No such resignation shall become effective until a successor shall have assumed the Seller's responsibilities and obligations hereunder in the manner provided in Section 16.

            Subsection 13.05. No Transfer of Servicing.

            The Seller acknowledges that the Purchaser has acted in reliance upon the Seller's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Seller shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld. Nothing in this Agreement shall prohibit or limit the right of the Seller to assign the servicing rights hereunder to Countrywide Home Loans Servicing LP.

            SECTION 14. Default. Subsection

            14.01. Events of Default.

            In case one or more of the following Events of Default by the Seller shall occur and be continuing, that is to say:

            (i) any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

            (ii) failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

            (iv) the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or relating to all or substantially all of its property; or

            (v) the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vi) failure by the Seller to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located which continues unremedied for a period of thirty (30) days; or

            (vii) the Seller ceases to meet the qualifications of either a FNMA or FHLMC seller/servicer which continues unremedied for a period of thirty (30) days; or

            (viii) subject to the provisions of this Agreement, the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

            (ix) failure by the Seller to duly perform, within the required time period, its obligations under Sections 11.25, 11.26 and 11.27 of the Servicing Addendum which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Seller as servicer under this Agreement. On or after the receipt by the Seller of such written notice, all authority and power of the Seller to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 16.

            Subsection 14.02. Waiver of Defaults.

            The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            SECTION 15. Termination. The respective obligations and responsibilities of the Seller, as servicer, shall terminate upon the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Seller) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date at the option of the Purchaser pursuant to Section 14. Upon written request from the Purchaser in connection with any such termination, the Seller shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller's sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

            SECTION 16. Successor to the Seller. Prior to termination of the Seller's responsibilities and duties under this Agreement pursuant to Section 12, 13, 14 or 15, the Purchaser shall (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller as servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Seller's duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Seller as servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 16 and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03 or 7.04, it being understood and agreed that the provisions of such Subsections 7.01, 7.02,
7.03 and 7.04 shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement.

            Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement provided, however, that such successor shall not assume, any and all liabilities arising out of the Seller's acts as servicer. Any termination of the Seller as servicer pursuant to

Section 12, 13, 14 or 15 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation or remedies with respect to such claims.

            If any of the Mortgage Loans are MERS Loans, in connection with the termination or resignation of the Seller hereunder, either (i) the successor shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Seller shall cooperate with the successor either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Loan or servicing of such Mortgage Loan on the MERS System to the successor or (y) in causing MERS to designate on the MERS System the successor as the servicer of such Mortgage Loan.

            The Seller shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds. The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller as servicer. The successor shall reimburse the Seller for amounts the Seller actually expended as servicer pursuant to this Agreement which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer.

                                    EXHIBIT 8

                           SERVICING ADDENDUM Section

                        11.01. Seller to Act as Servicer.

            The Seller, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement.

            Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Seller shall not, without the prior written consent of the Purchaser, permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

            In servicing and administering the Mortgage Loans, the Seller shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser's reliance on the Seller.

            Section 11.02. Collection of Mortgage Loan Payments.

            Continuously from the date hereof until the principal and interest on all Mortgage Loans serviced by Seller are paid in full, the Seller shall proceed diligently to collect all payments due under each Mortgage Loan serviced by Seller when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Seller shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will

                                     E-8-1
become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Section 11.03. Realization Upon Defaulted Mortgage Loans.

            (a) The Seller shall use its best efforts, consistent with the procedures that the Seller would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 11.01. The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and
(ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 11.06. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Seller shall commence foreclosure proceedings. The Seller shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Seller shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Section 11.06.

            (b) Notwithstanding the foregoing provisions of this Section 11.03, with respect to any Mortgage Loan as to which the Seller has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Seller shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Seller has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                                     E-8-2

                  (2) there are no circumstances present at such Mortgaged
            Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

            The cost of the environmental audit report contemplated by this
Section 11.03 shall be advanced by the Seller, subject to the Seller's right to be reimbursed therefor from the Custodial Account as provided in Section 11.06.

            If the Seller determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Seller shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Seller, subject to the Seller's right to be reimbursed therefor from the Custodial Account as provided in Section 11.06.

            (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Seller for any related unreimbursed Servicing Advances, pursuant to Section 11.06; second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Seller as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.

            Section 11.04. Establishment of Payment Clearing Accounts.

      (a) The Seller shall maintain one or more Payment Clearing Accounts for the deposit of all funds collected in connection with the Mortgage Loans. The Seller shall deposit in the Payment Clearing Account prior to the opening of business on the Business Day following the day on which such amounts are received by the Seller, all payments and collections received in connection with the Mortgage Loans subsequent to the Cut-off Date or prior to the Cut-off Date but allocable to a period subsequent to such date. The funds deposited and held in the Payment Clearing Account may be commingled with other funds, including the proceeds of other mortgage loans or funds serviced for other investors or for the Seller's own portfolio. The Seller shall transfer funds deposited into the Payment Clearing Account to the Custodial Accounts and Escrow Accounts, as provided in Sections 11.05 and 11.07, within two (2) Business Days.

                                     E-8-3

      The Seller's account agreement for the Payment Clearing Account shall provide that such account is a special deposit, required to be segregated and held by the depository institution maintaining such account in a fiduciary capacity, separate and apart from the institution's own funds and general assets and that the account shall not be held in any capacity that would create a debtor-creditor relationship between the institution and the Seller or the Purchaser. At all times, Purchaser shall be the sole beneficial owner of the funds in the Payment Clearing Accounts received in connection with the Mortgage Loans and Seller's possession or control of any such funds shall be solely in Seller's capacity as collecting agent for Purchaser.

            Section 11.05 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

            (a) The Seller shall establish and maintain one or more Custodial Accounts for the deposit of funds specified in Section 11.05(b) collected in connection with the Mortgage Loans. (b) The Seller shall transfer the following funds into the applicable Custodial Account within two (2) Business Days of receipt:

                  (i) all payments on account of principal on the Mortgage Loans; (ii) all payments on account of interest on the Mortgage Loans; (iii) all Liquidation Proceeds;

                  (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.11 and 11.12, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller's normal servicing procedures, the loan documents or applicable law;

                  (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller's normal servicing procedures, the loan documents or applicable law;

                  (vi) all Monthly Advances;

                  (vii) all proceeds of any Mortgage Loan repurchased in accordance with Subsections 7.03 and 7.04 and all amounts required to be deposited by the Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Subsection 7.03;

                  (viii) any amounts required to be deposited by the Seller pursuant to Section 11.12 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Seller's own funds, without reimbursement therefor;

                                     E-8-4

                  (ix) any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Section 11.14;

                  (x) any amounts required to be deposited in the Custodial Account pursuant to Sections 11.20 or 11.21; and

                  (xi) with respect to each Principal Prepayment, an amount (to be paid by the Seller out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Mortgage Interest Rate.

            The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, Prepayment Charges, assumption fees and similar fees and charges, to the extent permitted by Section 11.01, need not be deposited by the Seller in the Custodial Account. Each Custodial Account shall be an Eligible Account. The Seller shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereto.

            Any amounts held in the Custodial Account may be, but are not required to be, invested by the Seller. Any such investment by the Seller must be in Eligible Investments. Any interest or other income on Eligible Investments shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such funds from the Custodial Account pursuant to Section
11.06. Other than such interest or other income received on Eligible Investments, no other amounts may be commingled in the Custodial Account. The Seller shall promptly deposit in the Custodial Account from its own funds, without any right of reimbursement, the full amount of any losses on its investment of funds in the Custodial Account.

            (c) Without limiting the foregoing, the funds in the Custodial Accounts shall at all times be segregated and held separate and apart from the Seller's own funds and general assets and from any other funds or assets collected or held by the Seller on behalf of third parties. The Seller's account agreement for each Custodial Account shall provide that such account is a special deposit, required to be segregated and held by the depository institution maintaining such account in a fiduciary capacity, separate and apart from the institution's own funds and general assets and that the account shall not be held in any capacity that would create a debtor-creditor relationship between the institution and the Seller or the Purchaser. Each Custodial Account shall be evidenced by a Custodial Account Certification in the form of Exhibit 6 and shall be entitled "Countrywide Home Loans, Inc., as servicer, in trust for the Purchaser". At all times, the Purchaser shall be the sole beneficial owner of all funds in the Custodial Accounts. Seller's possession or control of any such funds shall be solely in Seller's capacity as collecting agent for the Purchaser.

            Section 11.06 Withdrawals From Custodial Accounts.

            The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

                                     E-8-5

            (i) to make distributions to the Purchaser in the amounts and in the manner provided for in Section 11.15;

            (ii) to reimburse itself for Monthly Advances, the Seller's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Seller's right thereto shall be prior to the rights of Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Seller's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

            (iii) to reimburse itself for unreimbursed Servicing Advances, the Seller's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Seller's right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Seller's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

            (iv) to pay to itself pursuant to Section 11.23 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing Fee from that portion of any payment or recovery attributable to interest on a particular Mortgage Loan;

            (v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Subsection 7.03, all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

            (vi) to reimburse the Seller for any Monthly Advance previously made which the Seller has determined to be a Nonrecoverable Monthly Advance;

            (vii) to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

            (viii) to clear and terminate the Custodial Account on the termination of this Agreement; and

            (ix) to reimburse itself for any amounts deposited in the Custodial Account in error.

                                     E-8-6

            The Seller shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) - (vii) above.

            Section 11.07. Establishment of Escrow Accounts; Deposits in Escrow Accounts.

            (a) The Seller shall establish one or more Escrow Accounts for the deposit of Escrow Payments. Seller shall segregate and hold all funds collected and received in connection with the Mortgage Loans which constitute Escrow Payments separate and apart from any of its own funds and general assets and from any other funds or amounts collected or held by the Seller on behalf of third parties.

            (b) The Seller shall transfer into the applicable Escrow Account within two (2) Business Days of receipt thereof, and retain therein the following payments and collections:

                  (i) Mortgagors' Escrow Payments collected in connection with the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

            The Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.08.

            (c) Each Escrow Account will be maintained at the expense of the Seller at a Qualified Depository. Such accounts may be interest-bearing accounts provided that such accounts comply with all federal state or local laws, any other requirements of any government or any agency or instrumentality thereof applicable to the origination and servicing of the Mortgage Loans, the management of the Mortgage Property, and the provision of services hereunder by the Seller as well as all local, state and federal laws and regulations governing interest-bearing accounts and borrower escrow accounts. Each Escrow Account shall be evidenced by an Escrow Account Certification, in the form of
Exhibit 7 and shall be entitled "Countrywide Home Loans, Inc., as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans." The Seller shall ensure that all interest credited to any account that is not due the respective Mortgager is removed by the Seller within thirty (30) days of receipt of such interest.

            Section 11.08. Withdrawals From Escrow Accounts.

            The Seller shall make withdrawals from the applicable Escrow Account for the following:

                  (i) to effect timely payments of Mortgagors' Escrow Payments;

                  (ii) to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts

                                     E-8-7
                  received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder;

                  (iii) to refund to the Mortgagor any funds determined to be overages;

                  (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement;

                  (v) for application to restoration or repair of the Mortgaged Property;

                  (vi) to pay to the Seller, or to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

                  (vii) to clear and terminate the Escrow Account on the termination of this Agreement; and (viii) to reimburse itself for any amounts deposited in the Escrow Account in error.

            The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes. If Seller elects or is required by law to deposit a Mortgagor's Escrow funds into an interest-bearing account, the Seller shall remain obligated to pay the Mortgagor's taxes and insurance premiums when due, even if the Mortgagor's Escrow funds are not withdrawable on demand.

            Section 11.09. Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder.

            With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor at the time they first become due. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

                                     E-8-8

            If applicable, the Seller shall maintain in full force and effect, a Primary Insurance Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required. Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which FNMA no longer requires such insurance to be maintained. The Seller will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer. The Seller shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Seller, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.20, the Seller shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any Primary Insurance Policy, if applicable, in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 11.04, any amounts collected by the Seller under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.06.

            Section 11.10 Transfer of Accounts.

            The Seller may transfer the Payment Clearing Account, Custodial Account or the Escrow Account and all funds and investments therein to a different Qualified Depository from time to time. Such transfer shall be made only upon prior written notice to the Purchaser. In any case, the Payment Clearing Account, Custodial Account and Escrow Account shall be Eligible Accounts.

            If any one of the Investment Ratings of a Qualified Depository holding funds or Eligible Investments in the Payment Clearing Account, Custodial Account or Escrow Account as an Eligible Account is downgraded by the issuing rating agency, the Seller shall, within three (3) Business Days of receipt of notice of the downgrading, transfer all such accounts, funds and Eligible Investments to a different Qualified Depository in accordance with this Agreement.

            Section 11.11 Maintenance of Hazard Insurance.

            The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each

                                     E-8-9
case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Seller also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Section 11.04, any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Seller's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.06. Any cost incurred by the Seller in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Seller or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller, or upon request to the Purchaser, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Seller. The Seller shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies are acceptable to FNMA or FHLMC and are licensed to do business in the state wherein the property subject to the policy is located.

            Section 11.12 Maintenance of Mortgage Impairment Insurance Policy.

            In the event that the Seller shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer acceptable to FNMA or FHLMC insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 11.11 and otherwise complies with all other requirements of Section 11.11, the Seller shall conclusively be deemed to have satisfied its obligations as set forth in Section 11.11, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 11.11, and there shall have been one or more

                                     E-8-10
losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Purchaser.

            Section 11.13 Fidelity Bond, Errors and Omissions Insurance.

            The Seller shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of FNMA or FHLMC on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 11.13 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' and Servicers' Guide. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty
(30) days' prior written notice to the Purchaser.

            Section 11.14 Title, Management and Disposition of REO Property.

            In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Seller, as servicer, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Seller from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

            The Seller shall either itself or through an agent selected by the Seller, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO

                                     E-8-11

Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non- permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code. The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Seller shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Seller to the Purchaser. The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Seller determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is necessary to sell any REO property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and a separate servicing agreement between the Seller and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within two years or such other period as may be permitted under
Section 860G(a)(8) of the Code.

            The Seller shall deposit or cause to be deposited, within two (2) business days in each Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 11.11 hereof and the fees of any managing agent acting on behalf of the Seller. The Seller shall maintain separate records with respect to each REO Property identifying all deposits and withdrawals from the Custodial Account for each REO Property.

            The Seller shall furnish to the Purchaser on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Each REO Disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller deems to be in the best interest of the Purchaser only with the prior written consent of the Purchaser. If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances and unpaid servicing fees with respect to the REO Property, the Seller, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances and unpaid servicing fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Seller as provided above, shall be deposited in the Custodial Account and shall be transferred to the

                                     E-8-12

Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Remittance Date in accordance with
Section 11.15.

            With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall maintain separate records and reports with respect to the funds received and distributed on an REO Property by REO Property basis.

            Section 11.15 Distributions.

            On each Remittance Date, the Seller shall distribute to the Purchaser (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 11.06;. plus (ii) all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Section 11.22, minus (iii) any amounts attributable to Principal Prepayments received after the last day of the Calendar month immediately preceding the related Remittance Date and (iv) any amounts attributable to Monthly Prepayments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

            All distributions made to the Purchaser on each Remittance Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor.

            With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus one percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

            Section 11.16 Remittance Reports.

            No later than the fifth Business Day of each month, the Seller shall furnish to the Purchaser or its designee an electronic copy of the determination data with respect to the related Remittance Date, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions. In addition to the information set forth in the Remittance Report, such report shall also set forth, for each Mortgage Loan, (i) the Mortgage Interest Rate; (ii) the amount of any shortfall in the Servicing Fee due to delinquencies; (iii) the amount of any delinquency in the scheduled payment of principal and

                                     E-8-13
interest delineated at 30 days, 60 days and greater than 90 days past due; and
(iv) such other information as may be reasonably requested by the Purchaser.

            Section 11.17 Statements to the Purchaser.

            The Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return and as the Purchaser may reasonably request from time to time. The Purchaser agrees to pay for all reasonable out-of-pocket expenses incurred by the Seller in connection with complying with any request made by the Purchaser hereunder if such information is not customarily provided by the Purchaser in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

            Section 11.18 Real Estate Owned Reports.

            Together with the statement furnished pursuant to Section 11.14, with respect to any REO Property, the Seller shall furnish to the Purchaser a statement covering the Seller's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Section 11.19 Liquidation Reports.

            Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

            Section 11.20 Assumption Agreements.

            The Seller shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Seller shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any. If the Seller reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Seller shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 11.20, the Seller, with the prior written consent of the insurer under the Primary Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

                                     E-8-14

            In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, the Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Seller for entering into an assumption or substitution of liability agreement in excess of 1% of the outstanding principal balance of the Mortgage Loan shall be deposited in the Custodial Account pursuant to Section 11.05.

            Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 11.20, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 11.21 Satisfaction of Mortgages and Release of Mortgage
Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller will immediately notify the Purchaser by a certification of a servicing officer of the Seller (a "Servicing Officer"), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 11.05 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it the portion of the Mortgage File held by the Purchaser or the Purchaser's designee. Upon receipt of such certification and request, the Purchaser shall promptly release the related mortgage documents to the Seller and the Seller shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

            In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Seller, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Seller shall maintain the fidelity bond insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Seller and delivery to the Purchaser of a servicing receipt

                                     E-8-15
signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Purchaser to the Seller. Such servicing receipt shall obligate the Seller to return the related Mortgage documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Seller has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

            Section 11.22 Monthly Advances by the Seller.

            (a) Not later than the close of business on the Business Day preceding each Remittance Date, the Seller shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Seller, whether or not deferred pursuant to Section 11.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, at the Mortgage Interest Rate net of the Servicing Fee, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

            (b) The obligation of the Seller to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Seller if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance. The determination by the Seller that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers' Certificate delivered to the Purchaser.

            Section 11.23 Servicing Compensation.

            As compensation for its services hereunder, the Seller shall, subject to Section 11.05(xi), be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Seller's Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 11.20, interest earned from the investment in Eligible Investments of amounts held in Custodial Accounts pursuant to Section 11.05, Prepayment Charges, and late payment charges and similar fees and charges shall be retained by the Seller to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

            Section 11.24 Notification of Adjustments.

                                     E-8-16

            On each Adjustment Date, the Seller shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Seller shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Seller also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Seller's methods of implementing such interest rate adjustments. Upon the discovery by the Seller or the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

            Section 11.25 Statement as to Compliance.

            The Seller will deliver to the Purchaser on or before March 15th of each year, beginning with March 15, 2005, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 11.26 Independent Public Accountants' Servicing Report.

            On or before March 1st of each year, beginning with March 15, 2005, the Seller at its expense shall cause a firm of independent public accountants (which may also render other services to the Seller) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to servicing of mortgage loans by the Seller generally that may include a sampling of the Mortgage Loans and that, on the basis of such an examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such firm confirms that such servicing has been conducted in compliance with this Agreement, except for exceptions as such firm shall believe to be immaterial or such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report.

            Section 11.27 Securitization Certifications.

            (a) For so long as (1) the Mortgage Loans are being master serviced by a master servicer in a Pass-Through Transfer (the "Master Servicer") or serviced by the Seller in a securitization transaction and (2) an annual certification is required to be provided by Section 302 of the Sarbanes-Oxley Act of 2002, by March 15, 2005 and by March 1st of each year thereafter (or if not a Business Day, the immediately preceding Business Day), an officer of the Seller shall execute and deliver an Officer's Certificate to either the Master Servicer the depositor or trustee of such securitization for the benefit of either the Master Servicer, depositor or trustee and its officers, directors and affiliates, certifying as to the following matters:

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            (i) Based on such officer's knowledge, the information in the Annual
            Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage
            Loans submitted to either the Master Servicer, the depositor or the trustee taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

            (ii) Based on such officer's knowledge, the servicing information required to be provided to either the Master Servicer, the depositor or the trustee by the Seller under this Agreement has been provided to either the Master Servicer, the depositor or the trustee;

            (iii) Such officer is responsible for reviewing the activities performed by the Seller under this Agreement and based upon such officer's knowledge and the review required by this Agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to either the Master Servicer, the depositor or the trustee, the Seller has, as of the date of this certification fulfilled its obligations under this Agreement; and

            (iv) Such officer has disclosed to the Master Servicer, the depositor or the trustee all significant deficiencies relating to the Seller's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in this Agreement.

            (b) The Seller shall indemnify and hold harmless either the Master Servicer, the depositor and the trustee of a securitization and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 11.27, or Sections 11.25 and 11.26 or the bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless either the Master Servicer, the depositor or the trustee then the Seller agrees that it shall contribute to the amount paid or payable by either the Master Servicer, the depositor or the trustee as a result of the losses, claims, damages or liabilities of either the Master Servicer, the depositor or the trustee in such proportion as is appropriate to reflect the relative fault of either the Master Servicer, the depositor or the trustee on the one hand and the Seller on the other in connection with a breach of the Seller's obligations under this Section 11.27, Sections 11.25 and 11.26 or the Seller's bad faith or willful misconduct in connection therewith; provided, however, that the Seller shall not be obligated to indemnify or hold harmless the Master Servicer and its officers, directors, agents and affiliates from or against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses

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arising out of or based upon the bad faith or willful misconduct of such Master
Servicer and its officers, directors, agents and affiliates.

            Section 11.28 Access to Certain Documentation.

            The Seller shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Seller required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Seller. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Seller by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Seller.

            Section 11.29 Reports and Returns to be Filed by the Seller.

            The Seller shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

            Section 11.30 Compliance with REMIC Provisions.

            If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Seller shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Seller has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

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                          FINAL MORTGAGE LOAN SCHEDULE